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                                                                    EXHIBIT 25.1


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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM T-1

          STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                    TRUSTEE PURSUANT TO SECTION 305(b)(2)

                               ---------------

                      U.S. TRUST COMPANY OF TEXAS, N.A.
             (Exact name of trustee as specified in its charter)

                                                     75-2353745
            (State of incorporation               (I.R.S. employer
           if not a national bank)              identification No.)

            2001 Ross Avenue, Suite 2700             75201-2936
               Dallas, Texas                         (Zip Code)
                            (Address of trustee's
                         principal executive offices)

                              Compliance Officer
                      U.S. Trust Company of Texas, N.A.
                         2001 Ross Avenue, Suite 2700
                           Dallas, Texas 75201-2936
                                (214) 754-1200
          (Name, address and telephone number of agent for service)

                               ---------------

                    Chancellor Radio Broadcasting Company
             (Exact name of obligor as specified in its charter)

                 Delaware                            73-2544623
           (State or other jurisdiction of         (I.R.S. employer
          incorporation or organization)         identification No.)

          12655 North Central Expressway
                 Dallas, Texas                         75243
         (Address of principal executive offices)    (Zip Code)

                               ---------------

              12 1/4% Subordinated Exchange Debentures due 2008
                     (Title of the indenture securities)

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                                    GENERAL

1. General Information.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (llth District), Dallas, Texas
                     (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Dallas, Texas
               The Office of the Comptroller of the Currency, Dallas, Texas

     (b) Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the Trustee:

As of July 31, 1996

- --------------------------------------------------------------------------------

            Col A.                                       Col B.
- --------------------------------------------------------------------------------

        Title of Class                              Amount Outstanding

- --------------------------------------------------------------------------------

 Capital Stock - par value $100 per share             5,000 shares

4.   Trusteeships under Other Indentures.

     Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     Not Applicable
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6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.

     Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.

     Not Applicable

13.  Defaults by the Obligor.

     Not Applicable

14.  Affiliations with the Underwriters.

     Not Applicable

15.  Foreign Trustee.

     Not Applicable

16.  List of Exhibits.

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.
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16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of July 31, 1996 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of July 31, 1996 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 9,778,128 shares of $5 par value Common Stock as of July 31, 1996.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.



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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 31st day of July, 1996.

                                   U.S. Trust Company of Texas, N.A.,
                                   Trustee

                                   By:  /s/ BILL BARBER
                                      --------------------------------
                                        Bill Barber
                                        Vice President
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                                                                   Exhibit T-1.6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Chancellor Radio Broadcasting Company 12 1/4% Subordinated Exchange Debentures due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                   U.S. Trust Company of Texas, N.A.

                                   By:   /s/ BILL BARBER
                                      --------------------------------
                                        Bill Barber
                                        Vice President
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                                                                         Board of Governors of the Federal Reserve System
                                                                         OMB Number: 7100-0036
                                                                         Federal Deposit Insurance Corporation
                                                                         OMB Number: 3064-0052
                                                                         Office of the Comptroller of the Currency
                                                                         OMB Number: 1557-0081
Federal Financial Institutions Examination Council                       Expires March 31, 1999
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                                                                                                                        1
[LOGO]                                                                   Please Refer to Page i,
                                                                         Table of Contents, for
                                                                         the required disclosure
                                                                         of estimated burden
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND
TOTAL ASSETS OF LESS THAN $100 MILLION - FFIEC 034

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1996                           (960630)
                                                                       -----------
                                                                       (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State    This report form is to be filed by banks with
member banks); 12 U.S.C. Section 1817 (State nonmember          domestic offices only. Banks with branches and
banks); and 12 U.S.C. Section 161 (National banks).             consolidated subsidiaries in U.S. territories and
                                                                possessions, Edge or Agreement subsidiaries, foreign
                                                                branches, consolidated foreign subsidiaries, or
                                                                International Banking Facilities must file FFIEC 031.
- -------------------------------------------------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by     The Reports of Condition and Income are to be
an authorized officer and the Report of Condition must be       prepared in accordance with Federal Regulatory
attested to by not less than two directors (trustees) for       authority instructions. NOTE: These instructions may
State nonmember banks and three directors for State member      in some cases differ from generally accepted
and National banks.                                             accounting principles.

I, Alfred B. Childs, Senior Vice President & Cashier            We, the undersigned directors (trustees), attest to
   --------------------------------------------------------     the correctness of this Report of Condition
   Name and Title of Officer Authorized to Sign Report          (including the supporting schedules) and declare that
                                                                it has been examined by us and to the best of our
of the named bank do hereby declare that these Reports of       knowledge and belief has been prepared in conformance
Condition and Income (including the supporting schedules)       with the instructions issued by the appropriate
have been prepared in conformance with the instructions         Federal regulatory authority and is true and correct.
issued by the appropriate Federal regulatory authority and
are true to the best of my knowledge and belief.                /s/ [ILLEGIBLE]
                                                                -----------------------------------------------------
                                                                Director (Trustee)
/s/ ALFRED B. CHILDS
- -------------------------------------------------------------   /s/ [ILLEGIBLE]
Signature of Officer Authorized to Sign Report                  -----------------------------------------------------
                                                                Director (Trustee)

7/17/96                                                         /s/ [ILLEGIBLE]
- -------------------------------------------------------------   -----------------------------------------------------
Date of Signature                                               Director (Trustee)
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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the     NATIONAL BANKS: Return the original only in the
appropriate Federal Reserve District Bank.                      special return address envelope provided. If express
                                                                mail is used in lieu of the special return address
STATE NONMEMBER BANKS: Return the original only in the          envelope, return the original only to the FDIC, c/o
special return address envelope provided. If express mail is    Quality Data Systems, 2127 Espey Court, Suite 204,
used in lieu of the special return address envelope, return     Crofton, MD 21114.
the original only to the FDIC, c/o Quality Data Systems,
2127 Espey Court, Suite 204, Crofton, MD 21114.
- -------------------------------------------------------------------------------------------------------------------------
FDIC Certificate Number                                         CALL NO. 196               34                 6-30-96
                      -----------
                      (RCRI 9050)                               STBK: 48-6797 13264 STCERT: 48-33217

                                                                U.S. TRUST COMPANY OF TEXAS, NATIONAL
                                                                2001 ROSS AVENUE, SUITE 2700
                                                                DALLAS, TX 75201



Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
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